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                                  EXHIBIT 4(b)

                            ARTICLES OF INCORPORATION
                                       OF
                        UNITED COMMUNITY FINANCIAL CORP.

                  The undersigned, desiring to form a corporation for profit under Chapter 1701 of the Ohio Revised Code, does hereby certify:

                  FIRST:   The name of the corporation shall be United
Community Financial Corp.

                  SECOND: The place in Ohio where the principal office of the corporation is to be located is the City of Youngstown, County of Mahoning.

                  THIRD:   The purpose for which the corporation is formed is
to engage in any lawful act or activity for which corporations may be formed under Section 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

                  FOURTH: The authorized shares of the corporation shall be eight hundred and fifty (850) common shares, each without par value. The directors of the corporation may adopt an amendment to the Articles of Incorporation of the corporation in respect of any unissued or treasury shares of any class and thereby fix or change: the division of such shares into series and the designation and authorized number of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; the liquidation price; the redemption rights and price; the sinking fund requirements; the conversion rights; and the restrictions on the issuance of shares of any class or series.

                  FIFTH: (A) The board of directors of the corporation shall have the power to cause the corporation from time to time and at any time to purchase, hold, sell, transfer or otherwise deal with (i) shares of any class or series issued by it, (ii) any security or other obligation of the corporation which may confer upon the holder thereof the right to convert the same into shares of any class or series authorized by the Articles of Incorporation of the corporation, and (iii) any security or other obligation which may confer upon the holder thereof the right to purchase shares of any class or series authorized by the Articles of Incorporation of the corporation.

                  (B) The corporation shall have the right to repurchase, if and when any shareholder desires to sell, or on the happening of any event is required to sell, shares of any class or series issued by the corporation.

                  (C) The authority granted in this Article Fifth shall not limit the plenary authority of the directors to purchase, hold, sell, transfer or otherwise deal with shares of any class or series, securities or other obligations issued by the corporation or authorized by the Articles of Incorporation of the corporation.

                  SIXTH: Notwithstanding any provision of the Ohio Revised Code requiring for any purpose the vote, consent, waiver or release of the holders of shares of the corporation entitling them to exercise any proportion of the voting power of the corporation or of any class or classes thereof, such action, unless expressly otherwise provided by statute, may be taken by the vote, consent, waiver or release of the holders of shares entitling them to exercise not less than a majority of the voting power of the corporation or of such class or classes; provided, however, that if the board of directors of the corporation shall recommend against the approval of any of the following matters, the affirmative vote of the holders of shares entitling them to exercise not less than eighty percent (80%) of the voting power of any class or classes of shares of the corporation which entitle the holders thereof to vote in respect of any such matter as a class shall be required to adopt:

                  (A) A proposed amendment to the Articles of Incorporation of the corporation;

                  (B) A proposed amendment to the Code of Regulations of the corporation;


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                  (C)   A proposal to change the number of directors by action
                        of the shareholders;

                  (D) An agreement of merger or consolidation providing for the proposed merger or consolidation of the corporation with or into one or more other corporations;

                  (E) A proposed combination or majority share acquisition involving the issuance of shares of the corporation and requiring shareholder approval;

                  (F) A proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of the assets, with or without the goodwill, of the corporation; or

                  (G)   A proposed dissolution of the corporation.

                  SEVENTH:   No shareholder of the corporation shall have, as
a matter of right, the pre-emptive right to purchase or subscribe for shares of any class, now or hereafter authorized, or to purchase or subscribe for securities or other obligations convertible into or exchangeable for such shares or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any such shares.

                  IN WITNESS WHEREOF, I have hereunto signed my name this 26th day of January, 1998.


                                      /s/ Douglas M. McKay
                                      ----------------------------------------
                                      Douglas M. McKay, Incorporator


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[LOGO]                      CERTIFICATE OF AMENDMENT
               BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

                        United Community Financial Corp.
-------------------------------------------------------------------------------
                              (Name of Corporation)

Douglas M. McKay                                                     , who is:
--------------------------------------------------------------------

[ ] Chairman of the Board        [X] President       [ ] Vice President

And Donald J. Varner who is
[X] Secretary        [ ] Assistant Secretary (Check One)

of the above name Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)

[ ]      a meeting of the shareholders was duly called for the purpose of
         adopting this amendment and held on            , 19   at which meeting
         a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to
         exercise   % of the voting power of the corporation.

[X] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose,

         the following resolution to amend the articles was adopted:

                                 See Exhibit A.

    IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed his/her name this 21ST day of MAY, 1998.


                                  By /s/ Douglas M. McKay
                                     -----------------------------------------

                                  Its   President
                                      ----------------------------------------

                                  By /s/ Donald J. Varner
                                     -----------------------------------------

                                  Its   Secretary
                                      ----------------------------------------


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                                    EXHIBIT A

RESOLVED, that the Articles of Incorporation of United Community Financial Corporation be amended by deleting Article FOURTH in its entirety and substituting therefor the following new Article FOURTH:

         FOURTH: The authorized shares of the corporation shall be Five Hundred Million (500,000,000), Four Hundred Ninety Nine Million (499,000,000) of which shall be common shares, each without par value, and One Million (1,000,000) of which shall be preferred shares, each without par value. The directors of the corporation may adopt an amendment to the Articles of Incorporation in respect of any unissued or treasury shares of any class and thereby fix or change: the division of such shares into series and the designation and authorized number of each series; the dividend rate; the dates of payment of dividends and the dates from which they are cumulative; the liquidation price, the redemption rights and price; the sinking fund requirements; the conversion rights; and the restrictions on the issuance of shares of any class or series.

FURTHER RESOLVED, that the Articles of Incorporation of United Community Financial Corp. be amended by adding thereto the following Article EIGHTH:

         EIGHTH: No shareholder of the corporation shall have the right to vote cumulatively in the election of directors.